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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Bassett Furniture Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

Bassett, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 21, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”), will be held at the Company’s headquarters in Bassett, Virginia, on Tuesday, April 21, 2009, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	The election of nine Directors.

2.	A proposal to amend the Company’s Articles of Incorporation to eliminate preemptive rights.

3.	A proposal to ratify the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending November 28, 2009.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 2, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT TO US. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES BY RETURNING THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Robert H. Spilman, Jr.
Chief Executive Officer and President

Bassett, Virginia

March 23, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 21, 2009

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report for the fiscal year ended November 29, 2008 are available at http://investors.bassettfurniture.com/.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

3525 Fairystone Park Highway, Bassett, Virginia 24055

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company” or “Bassett”) to be held at the Company’s headquarters in Bassett, Virginia, at 10:00 a.m., local time, on Tuesday, April 21, 2009. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about March 23, 2009.

The Company’s directors, officers and employees may solicit proxies in person or by telephone, e-mail, or other means for no additional compensation. Brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, will be asked to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

Any shareholder of record may revoke his or her proxy before it is exercised by (1) sending written notice to Jay R. Hervey, Vice President, Secretary and General Counsel, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055, (2) timely delivering a valid, later-dated proxy or (3) by attending the meeting and electing to vote in person. Any beneficial owner of common stock may revoke his or her proxy before it is exercised by contacting his or her bank, broker or other shareholder of record and submitting revised voting instructions. Proxies received by the Company that are in proper form will be voted as set forth on the proxy at the meeting or any adjournment of the meeting. If your shares are held in street name with your broker or by a nominee and you wish to vote in person at the meeting you will need to obtain a legal proxy from the institution that holds your shares and provide that legal proxy at the meeting.

The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the “Common Stock”) held by them of record at the close of business on March 2, 2009, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of Common Stock of the Company outstanding on March 2, 2009, was 11,367,316. Voting on all matters, including the election of Directors, may be by written ballot, voice vote or show of hands.

Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast, and Proposal 2 will be approved only if a majority of the votes entitled to be cast are voted in favor of the proposal. Action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter except that with respect to Proposal 2, such action will have the same effect as a vote against the proposal.

Principal Stockholders and Holdings of Management

The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company as of February 17, 2009. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Aegis Financial Corporation and related person 1100 North Glebe Road, Suite 1040 Arlington, VA 2 2201	1,275,875	(1)	11.22%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	961,681	(2)	8.46%

Grace & White, Inc. 515 Madison Avenue, Suite 1700 New York, NY 10022	826,686	(3)	7.27%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	665,790	(4)	5.86%

Barclays Global Investors, NA and certain of its affiliates 400 Howard Street San Francisco, CA 94105	646,701	(5)	5.69%

Franklin Resources, Inc. and related persons One Franklin Parkway San Mateo, CA 94403 Franklin Advisory Services, LLC One Parker Plaza, 9th Floor Fort Lee, NJ 07024	637,100	(6)	5.61%

(1)

Aegis Financial Corporation (“Aegis”), a registered investment adviser, has investment and voting power with respect to 1,260,875 of these shares or 11.08% of the common stock outstanding. The information provided is based upon a Schedule 13G filed February 12, 2009 by Aegis. Aegis reports that of these shares, the Aegis Value Fund, a registered investment company, owns 933,699 or 8.21% of the common stock outstanding. The Schedule 13G filed by Aegis was a joint filing with its managing director Scott L. Barbee (“Barbee”), who reported having voting and investment power over all of the shares. Both Aegis and Barbee disclaim beneficial ownership of all such shares.

(2)

Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment adviser or manager. Dimensional has sole dispositive power with respect to all of these shares and sole voting power with respect to 942,274 shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13G/A filed February 9, 2009 by Dimensional.

(3)

Grace & White, Inc. (“Grace”), a registered investment adviser, has sole investment power with respect to all of these shares, which it holds on behalf of its clients, and sole voting power with respect to 193,466 of such shares. The information provided is based upon a Schedule 13G/A filed February 4, 2009 by Grace.

(4)

Donald Smith & Co., Inc. (“Smith”), a registered investment adviser, has sole investment power with respect to all of these shares, which are owned by its advisory clients, and sole voting power with respect to 545,390 of such shares. The information provided is based upon a Schedule 13G filed February 11, 2009 by Smith.

(5)

This information is based upon information included in a Schedule 13G filed on February 5, 2009 by Barclays Global Investors, N.A. (“Barclays”), Barclays Global Fund Advisors (“Fund Advisors”) and Barclays Global Investors, LTD (“Global Investors”), each of which does not affirm the existence of a group. The reporting entities, taken as a whole, report sole voting power with respect to 510,268 shares and sole dispositive power with respect to all 646,701 shares. Barclays reports having sole voting and investment power with respect to 391,192 shares, Fund Advisors reports having sole voting power with respect to 119,076 shares and sole dispositive power with respect to 247,855 shares, and Global Investors reports having sole dispositive power with respect to 7,654 shares. According to the filing, the reported shares are held by the reporting entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)

Franklin Resources, Inc. (“FRI”), through its subsidiary, Franklin Advisory Services, LLC (“FAS”), has sole investment power with respect to all of these shares and sole voting power with respect to 626,100 of such shares. FAS’s beneficial ownership of these shares results from FAS acting as an investment adviser to one or more investment companies and other managed accounts. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of FRI and may be deemed the beneficial owners of securities held by persons and entities advised by FRI’s subsidiary. Each of FRI, FAS, Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of these shares. The information provided is based upon a Schedule 13G/A filed February 6, 2009 by FRI, FAS, Charles B. Johnson and Rupert H. Johnson, Jr.

The following information with respect to beneficial ownership, as of March 3, 2009, of shares of common stock is furnished with respect to (i) each nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all current directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Peter W. Brown, M.D.	14,148	[2]	—	(1)
Paul Fulton	39,724	[2]	—	(1)
Howard H. Haworth	8,855	[2]	—	(1)
George W. Henderson, III	4,855		—	(1)
Kristina Herbig	1,233		—	(1)
Dale C. Pond	10,077	[2]	—	(1)
Robert H. Spilman, Jr.	264,613	[2,3]	2.29%
William C. Wampler, Jr.	4,355		—	(1)
William C. Warden, Jr.	4,855		—	(1)
Barry C. Safrit	52,055	[2]	—	(1)
Jason Camp	79,000	[2]	—	(1)
John E. Bassett III	59,956	[2,4]	—	(1)
Mark Jordan	32,000		—	(1)
Directors and executive officers as a group (15 persons)	615,660	[4]	5.22%

(1)	Less than 1% of the outstanding Common Stock.
(2)

Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Mr. Brown 2,000; Mr. Fulton 15,000; Mr. Haworth 5,000; Mr. Pond 4,500; Mr. Spilman 164,002; Mr. Safrit 49,000; Mr. Camp: 79,000; and Mr. Bassett: 42,920.

(3)	Includes 12,171 shares held by Mr. Spilman’s wife, 21,892 shares held by his children and 13,962 held in trusts of which Mr. Spilman is the beneficiary.
(4)	Includes 1,715 shares held by Mr. Bassett’s wife.
(5)	Includes 428,174 shares subject to options held by Directors and executive officers that are currently exercisable or that are exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nine nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the nine nominees including such substitutes as shall be designated by the Board of Directors.

The nine nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2009, at the Annual Meeting of Stockholders held on April 15, 2008.

Name and Director Since	Age	Offices With the Company or Other Occupation During Past Five Years and Directorships
Peter W. Brown, M.D. 1993	66	Partner, Virginia Surgical Associates (general surgery), since 1978. Director, Dominion Resources, Inc.

Paul Fulton 1993	74	Chairman of the Board of the Company since 1997; Chief Executive Officer of the Company from 1997 to 2000; Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill from 1994 to 1997; retired, President of Sara Lee Corporation from 1988 to 1993; Director, Carters, Inc.

Howard H. Haworth 1997	74	Retired, President, Drexel Heritage Furnishings; Chief Executive Officer from 1973 to 1984 and Chairman and Chief Executive Officer from 1983 to 1985 of Drexel Heritage Home Furnishings; Chairman Emeritus, North Carolina State Board of Education since 1995; Secretary of Commerce of the State of North Carolina from 1985 to 1987.

George W. Henderson, III 2004	60	Private Investor, Chairman and Chief Executive Officer, Burlington Industries, Inc. (manufacturer of textile products) 1995 to 2003. Director, Lincoln National Corporation.

Kristina Herbig 2007	42	Chief Financial Officer of Eddie V’s Restaurants, Inc. since July 2006. Chief Financial Officer and Secretary of P.F. Chang’s China Bistro, Inc. from 2001 to 2006; Controller of P.F. Chang’s China Bistro, Inc. from 1996 to 2001.

Dale C. Pond 2002	62	Private Investor. Senior Executive Vice President, Merchandising/ Marketing, Lowe’s Companies, Inc. (home improvement retailer) from 1998 to 2005. Director, Family Dollar Stores, Inc., and Scripps Networks Interactive, Inc.

Robert H. Spilman, Jr. 1997	52	President and Chief Executive Officer of the Company since 2000; President and Chief Operating Officer of the Company since 1997. Director, Ruddick Corporation.

William C. Wampler, Jr. 2004	49	Member, Senate of the Commonwealth of Virginia since 1988; Retired Colonel, U.S. Army Reserve; Managing Member of Wampler Consulting Group, LLC since 1998; Director, New Peoples Bankshares, Inc.

William C. Warden, Jr. 2004	56	Private Investor. Executive Vice President, Lowe’s Companies, Inc. from 1996 to 2003; Director, Ruddick Corporation.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our Board of Directors currently consists of nine directors. The Board of Directors has determined that each of Dr. Brown, Ms. Herbig, the Hon. Wampler and Messrs. Haworth, Henderson, Pond and Warden are independent, as defined by The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors met 13 times during the 2008 fiscal year. Each Director attended at least 90% of the meetings of the Board of Directors and committees on which such Director served. It is the policy of the Company that Directors should attend annual meetings of stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting, and all Directors attended last year’s annual meeting.

The Board of Directors currently has two standing committees: an Audit Committee and an Organization, Compensation and Nominating Committee. The charters for each of these committees are available on the Company’s website at www.bassettfurniture.com.

Audit Committee: The Audit Committee is composed of Messrs. Warden, Haworth, Henderson and Ms. Herbig. Among other things, the Audit Committee engages or dismisses independent auditors; approves all audit, audit-related and other auditor fees and services; reviews, evaluates and monitors the performance of audit activities; reviews periodic financial filings; and reviews internal audit activities. The Board of Directors has determined that each member of the Audit Committee meets the current independence and experience requirements contained in the listing standards of NASDAQ. The Board of Directors has also determined that Mr. Henderson is an “audit committee financial expert” as defined in the regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. The Audit Committee met nine times during the 2008 fiscal year.

Organization, Compensation and Nominating Committee: The Organization, Compensation and Nominating Committee is composed of Dr. Brown, Mr. Pond and the Hon. Wampler. The Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met four times during the 2008 fiscal year.

Director Compensation

The Organization, Compensation and Nominating Committee is responsible for recommending director compensation to the Board of Directors. The following compensation arrangements have been recommended by the Organization, Compensation and Nominating Committee and approved by the Board of Directors.

Directors who are also employees of the Company receive no additional compensation for serving as Directors. Directors who are not employees of the Company receive an annual retainer fee of $20,000 and a fee of $1,000 per committee or board meeting attended in person ($500 if attended by telephone). Chairpersons of the Board of Directors’ standing committees receive an additional fee of $1,000 per Board meeting. The chairperson of the Audit Committee receives an additional annual retainer fee of $10,000 and the chairperson of the Organization, Compensation and Nominating Committee receives an additional annual retainer fee of $5,000. Under the 2005 Non-Employee Directors Stock Incentive Plan (the “Non-Employee Directors Plan”), each non-employee director receives an annual grant of restricted stock on the first day of the month following the Annual Meeting of Stockholders equal to $15,000 divided by the fair market value of the Company’s Common Stock.

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees earned or paid in cash (1) ($)	Stock awards ($) (2)	Total ($)
Peter W. Brown, M.D.	32,500	15,000	47,500
Howard H. Haworth	36,500	15,000	51,500
Kristina Herbig	34,500	15,000	49,500
George W. Henderson, III	36,000	15,000	51,000
Dale C. Pond	42,500	15,000	57,500
William C. Wampler, Jr.	34,000	15,000	49,000
William C. Warden, Jr.	53,000	15,000	68,000

(1)	Includes annual retainer fee, committee chairman fees and Board/committee meeting fees.
(2)	Pursuant to the Non-Employee Directors Plan, each of the Company’s outside directors received an award of 1,233 shares of restricted common stock on May 5, 2008. These shares had a grant date fair value of $12.16 per share and will vest on May 5, 2009, with restrictions on sales until 90 days after the grantee ceases to be a director.

Policies and Procedures Governing Director Nominations

The Organization, Compensation and Nominating Committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current Board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company’s businesses, and decision-making ability) as are suited to the Company’s and the Board’s needs at the time.

Two members of the Organization, Compensation and Nominating Committee are selected each year to identify, screen, interview and submit Director candidates to the Organization, Compensation and Nominating Committee. Prospective candidates are typically identified by current non-management or former members of the Board. This process begins after an annual assessment and report by the Organization, Compensation and Nominating Committee to the full Board.

The Organization, Compensation and Nominating Committee will consider director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the Organization, Compensation and Nominating Committee should submit such information as the stockholder deems pertinent for service on the Board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate’s written consent to serve on the Board of Directors if nominated and elected. This information should be received by the Secretary of the Company at P.O. Box 626, Bassett, Virginia 24055, by January 21, 2010.

Interested Party Communications with the Board of Directors

Interested parties, including security holders, may send communications to the Board of Directors by mailing the same addressed to the Board of Directors (or addressed to a specific individual director), Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055. The Board of Directors, including a majority of the independent directors, has adopted a procedure for receiving and addressing such communications.

Code of Business Conduct

Bassett maintains a Code of Business Conduct (the “Code”) applicable to all of its employees, officers and directors. The purpose of the Code is to convey the Company’s policies and practices for conducting business in accordance with its commitment to applying high ethical standards to its business practice. Any waiver of the Code for executive officers or directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, the Company has provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including a process for making such reports anonymously.

The Code was adopted by the Board Directors and is reviewed periodically by the Board of Directors. The Code is available for review on the Company’s website, www.bassettfurniture.com, and the Company will post any amendments to, or waivers for executive officers from, the Code on that website. A copy of the Code may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055.

Other Transactions

The Company recognizes that transactions between Bassett and related persons present a potential for actual or perceived conflicts of interest. The Company’s general policies with respect to such transactions are included in its Code of Business Conduct (the “Code”), the administration of which is overseen by the Audit Committee. As a supplement to the Code, the Audit Committee has adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” has a material interest. Related persons include directors, director nominees, executive officers, 5% beneficial owners and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or a beneficial owner of less than 10% of that company’s outstanding stock or limited partnership interests and (ii) certain compensation arrangements that have either been disclosed in our proxy statement or approved by our Organization, Compensation and Nominating Committee.

The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, the best interests of the Company and its shareholders and in compliance with the Code. The Company did not have any of these transactions during fiscal 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 29, 2008, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial stockholders were complied with.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four Directors and operates under a written charter adopted January 27, 2006, by the Board of Directors and annually reassessed and updated, as needed, in accordance with applicable rules of the SEC and NASDAQ. Each of the members of the Audit Committee is independent, as defined by NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing independent audits of the Company’s financial statements and internal control over financial reporting and issuing their reports thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee also selects the Company’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required of auditors to be discussed by auditing standards generally accepted in the United States, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Company’s independent registered public accounting firm also provided to the

Audit Committee the written disclosures and the letter required pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008 filed with the Securities and Exchange Commission on February 12, 2009. The Audit Committee also recommends that the shareholders ratify the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 28, 2009.

Audit Committee:

William C. Warden, Jr., Chairman Howard H. Haworth George W. Henderson, III Kristina Herbig

Organization, Compensation and Nominating Committee Report

As detailed in its charter, the Organization, Compensation and Nominating Committee of the Board oversees the Company’s executive compensation program on behalf of the Board. In the performance of this function, the Organization, Compensation and Nominating Committee met four times during fiscal 2008 and, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement. Based on this review and discussion, the Organization, Compensation and Nominating Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008 and this proxy statement.

Organization, Compensation and Nominating Committee:

Dale C. Pond, Chairman William C. Wampler, Jr. Peter W. Brown

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (CD&A) describes the material elements of compensation paid to our executive officers as well as the objectives and material factors underlying our compensation policies and decisions. The information in this CD&A provides context for the compensation disclosures in the tables and related discussions that follow in this proxy statement. The Organization, Compensation and Nominating Committee of the Board, which oversees our executive compensation program, is referred to as the “Committee” in this CD&A. The terms “we” and “our” refer to Bassett Furniture Industries, Incorporated. When we refer to the “named executives” we are referring to the five individuals listed in the Summary Compensation Table appearing later in this proxy statement.

The Committee has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the Directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company’s business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the household furniture environment.

Compensation Philosophy and Objectives

The primary goal of our executive compensation program is the same as our goal for operating the company – to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed our executive compensation program to achieve the following objectives:

•	Attract and retain talented and experienced executives in our industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executives and stockholders, by encouraging executives to increase stockholder value and rewarding executives when stockholder value increases; and

•	Motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentives (primarily stock options) to provide a total compensation structure that is designed to encourage our executives to achieve these objectives. All of our executive employees are employed at-will.

Determining Executive Compensation

The Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. The Committee was appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the Committee. The Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Our chief executive officer makes recommendations to the Committee regarding the salaries, bonus arrangements and option grants, if any, for key employees, including all executive officers, except himself. In the case of discretionary bonuses for executive officers, which are based on individual performance, the CEO’s evaluation of such performance is provided to and reviewed by the Committee. Based on the foregoing, the Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation. The decisions are reviewed by the full board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law requirements.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2008 based on a number of factors including:

•	The roles and responsibilities of our executives;

•	The individual experience and skills of our executives;

•	The amounts of compensation being paid to our other executives;

•	Our executives’ historical compensation at our company; and

•	Our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry. In fall 2007, Hay Group, a human resource and compensation consulting firm, conducted an analysis of our fiscal 2007 executive compensation relative to a group of 11 comparable companies comprised of the following: Chromcraft Revington, Furniture Brands International, La-Z-Boy, Design Within Reach, Haverty Furniture, Restoration Hardware, Ethan Allen Interiors, Hooker Furniture, Stanley Furniture, Flexsteel Industries and Jennifer Convertibles. The Hay Group analysis found that, in general, our base salaries and cash compensation (i.e., salaries and annual bonus) are below the 25th percentile of that group, while total direct compensation (i.e., salaries and annual bonus and equity incentives combined) is between the 25th percentile and median of that group.

During fiscal 2008, the Committee engaged Hay Group to review practices at the same peer group with regard to severance and change in control benefits. The Committee believes that the severance program and change in control agreements ultimately approved by the Committee are similar in scope to those adopted by several of the companies in the peer group. These arrangements are discussed further below and elsewhere in this proxy statement.

Elements of our Executive Compensation Program

Our executive compensation primarily consists of base salary, cash bonuses, equity-based incentives and benefit programs. We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and at a sufficient level to attract and retain top talent. In recent years the base salaries have been kept at relatively fixed levels to reflect the depressed economic conditions of the industry and to keep fixed costs under control. The base salaries of our named executives for fiscal 2008 were unchanged from fiscal 2007.

Annual Performance Bonuses

The primary objectives of our annual incentive bonus awards are to provide an incentive for superior work, to motivate our executives toward higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. Historically, annual incentives have been established for each executive in the form of a maximum percentage of base salary and could be earned based on our attainment of performance targets set by the Committee. These targets are typically set in the first three months of the fiscal year. Bonus targets may be based on such performance criteria as operating income, earnings per share, cash flow and sales. For executives whose responsibilities relate primarily to a division of our business, all or a portion of the bonus may be tied to the operating performance of that division, thus ensuring a direct link between the executive’s performance and the amount of bonus earned. For fiscal 2008, no performance bonus awards were granted to three of our named executives, as discussed further below. The remaining two named executives were granted awards that were based entirely on the operating incomes of the respective divisions for which they are responsible. The selection of operating income as the performance criterion for annual bonuses is consistent with the Company’s business emphasis in recent years on improving cash flow and managing the balance sheet, which is a reflection of our response to adverse market conditions and our efforts to position the Company for earnings growth when the overall market improves. The performance levels required to earn the target level of bonus are based on the internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan.

Historically, the maximum bonus levels for executives have been set at a significant percentage of base salary, typically between 50% and 125%, with the higher percentages being set for the executives with the greater levels of responsibility, thus furthering the Committee’s objective to have a greater percentage of compensation at risk as an executive’s level of responsibility increases. However, as explained further below, such annual performance bonus awards were granted on a more limited basis in fiscal 2008 and were used solely to reward certain executives for divisional performance and not to reward executives for Company-wide performance. Therefore, the maximum bonus levels were set at a lower percentage of base salary than usual.

The threshold, target and maximum performance targets under the bonus awards were set at levels that we believed would make it difficult for the executive to earn bonuses at the target or higher levels, particularly in view of the difficult economic conditions in our industry. No performance-based cash bonuses were paid to our executive officers for fiscal 2008 because the threshold performance targets were not met.

Discretionary Bonuses

The Committee adopted a discretionary bonus program in fiscal 2008 to incentivize executives to achieve Company-wide performance goals. Under this program, the Committee intended to grant discretionary bonuses if the Company had met or exceeded the operating income target contained in our annual operating plan as approved by the Board of Directors. The aggregate amount of the bonuses for all executives would have been $345,000 plus 25% of operating income in excess of the target level. The allocation of this bonus pool among executives would have been decided by the Committee in its discretion based primarily on levels of responsibility, individual performance and the recommendations of the chief executive officer. In determining to switch from a fixed bonus award program to primarily a discretionary bonus program for fiscal 2008, the Committee considered the fact that due to difficult conditions in the industry and, more recently, in the economy as a whole, no significant performance bonuses had been earned by the named executives in the last five years and none were earned in the last three years. Given these difficult and uncertain times, the Committee desired to retain greater flexibility to allocate rewards if the Company’s operating plan had been realized. No awards under this discretionary bonus program were paid to our executive officers for fiscal 2008 because the operating income target for the Company was not met.

The Committee did award a separate discretionary bonus to one executive officer in recognition of his role in the development and implementation of the Company’s long-term initiatives, including the retail store prototype.

Equity Incentive Compensation

We grant equity incentive awards in the form of stock options to align the interests of our executives with our stockholders by providing our executives with strong incentives to increase stockholder value. In recent years, most of our stock options vest at the rate of 33.3% of the total option shares on each of the first three anniversaries of the date of grant, thus providing added incentive for the executive to continue his or her employment with us. The chief executive officer recommends to the Committee the recipients and sizes of stock option awards. In evaluating these recommendations, the Committee considers a number of factors including the Committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s future success and the level of incentive already provided by the number and terms of the executive officer’s existing stock option holdings. The grant date of any such stock option award is the same date the Board of Directors or the Committee approves the award. The exercise price of the stock option is the fair market value of the common stock on the date the award is approved by the Board of Directors or the Committee. Fair market value is calculated according to the average high and low of our common stock on NASDAQ on that date.

No stock options were awarded in fiscal 2008 because the Company’s 1997 Employee Stock Plan had expired.

We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information.

Retirement Plans

Our chief executive officer participates in the Company’s Supplemental Retirement Income Plan, which was established in 1984. The plan was intended to promote the long term service of its participants and provide an additional retirement benefit that would supplement the benefits under a defined benefit plan that was terminated in 1977. However, it is currently projected that the plan will result in no benefits payable to our chief executive officer upon his retirement. Therefore, the Committee generally has disregarded the plan in determining the compensation of the chief executive officer. None of the other named executives participates in this plan.

Change in Control Arrangements

The 1997 Employee Stock Plan under which options previously were awarded to executives provides that the vesting of all options granted under the plan will accelerate upon a “change in control”, as defined in the plan. In addition, in January 2009, the Company entered into employment continuity agreements with certain executive officers, including each of the named executives. The terms of the agreements, which are described in greater detail elsewhere in this proxy statement, generally provide for certain lump sum payments and continued benefits in the event that an executive is terminated without cause or resigns with good reason within specified periods following a change in control. The Committee believes that the foregoing arrangements will help the Company retain the services of the executives during the uncertain period leading up to an actual or potential change in control by giving the executives certain assurances of financial security. Such assurances should result in the executives being less distracted by personal risks and better able to devote their full time and best efforts to the performance of their duties.

Severance Arrangements

In January 2009, the Committee recommended, and the Board of Directors adopted, the Severance Program for Officers and Management Employees. This program, which is described in greater detail elsewhere in this proxy statement, is designed to provide management with some assurances of financial security during this difficult period for our industry and our economy as a whole. The Committee believes that these assurances will result in management being less distracted by the personal risks of being laid off in these uncertain times and more focused on carrying out their duties to the best of their ability.

Other Components of Executive Compensation

Most benefits offered to executive officers are similar to those offered to all employees, with certain variations to promote tax efficiency and the replacement of benefits lost due to regulatory limitations. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that its perquisites are reasonable and consistent with the overall executive compensation program. These perquisites may include such personal benefits as executive physicals and supplemental health insurance.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. However, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

One of the tax implications that the Committee considers is the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the chief executive officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company’s policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation so long as doing so is consistent with the Committee’s objectives for executive compensation.

EXECUTIVE COMPENSATION

The following table presents information with respect to total compensation of Bassett’s Chief Executive Officer, its Principal Financial Officer and its three other most highly compensated executive officers for the fiscal years ended November 29, 2008 and November 24, 2007 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (2)($)	Total ($)
Robert H. Spilman, Jr., Chief Executive Officer and President	2008 2007	335,000 335,000	0 0	0 0	8,276 1,035	0 0	0 0	20,797 20,481	364,073 356,516

Barry C. Safrit, Senior Vice President and Chief Financial Officer	2008 2007	190,000 190,000	0 0	0 0	4,514 564	0 0	0 0	1,900 1,900	196,414 192,464

Jason W. Camp, Senior Vice President, Retail	2008 2007	300,000 300,000	50,000 50,000	0 0	143,620 139,670	0 0	0 0	5,750 5,625	499,370 495,295

John E. Bassett III, Senior Vice President, Wood	2008 2007	140,000 140,000	0 0	0 0	4,514 564	0 0	0 0	5,600 5,600	150,114 146,164

Mark S. Jordan, Senior Vice President, Upholstery	2008 2007	139,000 139,000	0 0	0 0	4,514 564	0 0	0 0	2,085 2,085	145,599 141,649

(1)	The option awards are valued under the assumptions contained in Note 12 to our Consolidated Financial Statements except that the assumption of forfeitures is not made.
(2)	The amounts reported in the column under the heading “Other Compensation” consist solely of the Company matches under its 401(k) plan, except for the amount reported for Mr. Spilman. The following table sets out Mr. Spilman’s other compensation for fiscal year 2008. Amounts listed below represent the cost to the Company of providing such benefits.

Company match to 401(k) Plan	$9,200
Supplemental health insurance	$5,404
Disability	$5,955
Executive physicals	$238

No other Named Executive Officer received personal benefits in excess of $10,000 during fiscal 2008.

The following table sets forth information concerning individual grants of plan-based awards made during the fiscal year ended November 29, 2008 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date value of stock and option awards ($)
		Threshold (1) ($)	Target (1) ($)	Maximum (1) ($)
Robert H. Spilman, Jr.	—	—	—	—	—	—	—	—
Barry C. Safrit	—	—	—	—	—	—	—	—
Jason Camp	—	—	—	—	—	—	—	—
John E. Bassett, III	—	12,600	25,200	50,400	—	—	—	—
Mark S. Jordan	—	12,510	25,020	50,040	—	—	—	—

(1)	Represents annual performance bonuses that could have been earned for fiscal 2008. No bonuses were earned because the threshold performance targets were not met.

Discussion for Summary Compensation Table and Grants of Plan-Based Awards

Performance-Based Cash Bonuses

The annual cash bonus opportunity for certain Named Executive Officers is established in the form of a maximum percentage of base salary. The performance criteria and targets for such bonuses were set by the Organization, Compensation and Nominating Committee. For Messrs. Bassett and Jordan, who are in charge of divisions, the bonus award was based on the operating income of their respective divisions. Operating income is defined in the same manner as for financial reporting purposes. No performance-based cash bonuses were earned for fiscal 2008 because the threshold performance targets were not met.

Components of Total Compensation

In fiscal 2008, salary and bonus for the Named Executive Officers averaged approximately 90% of their total compensation and constituted all of their total cash compensation. The non-cash compensation in fiscal 2008 included the amount recognized for financial statement purposes with respect to prior option grants in accordance with FAS 123R. It remains the Company’s policy that a substantial portion of each Named Executive Officer’s potential cash compensation be based on performance. However, for fiscal 2008, the Company adopted a bonus program that would have provided for discretionary bonuses if the performance criterion had been met. These potential bonuses are not reflected in the “Grants of Plan-Based Awards” table but are discussed in the “Compensation Discussion and Analysis” section of this proxy statement. No performance-based bonus awards, discretionary or otherwise, were paid in fiscal 2008 because the threshold performance criteria were not achieved. Mr. Camp received a bonus at the discretion of the Board based on individual performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the year-end number and terms of unexercised options held by each of the Named Executive Officers.

Option awards

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Robert H. Spilman, Jr.	76,668 30,000 50,000 7,333	0 0 0 14,667	0 0 0 0	14.875 14.70 21.12 10.60	01/17/2010 01/14/2012 02/23/2014 10/16/2017

Barry C. Safrit	10,000 15,000 20,000 4,000	0 0 0 8,000	0 0 0 0	16.25 14.70 21.12 10.60	09/26/2009 01/14/2012 02/23/2014 10/16/2017

Jason W. Camp	75,000 4,000	75,000 8,000	0 0	16.96 10.60	07/09/2016 10/16/2017

John E. Bassett III	18,420 8,000 12,500 4,000	0 0 0 8,000	0 0 0 0	14.875 14.70 21.12 10.60	01/17/2010 01/14/2012 02/23/2014 10/16/2017

Mark S. Jordan	4,500 5,500 10,000 12,500 4,000	0 0 0 0 8,000	0 0 0 0 0	20.50 11.91 14.71 21.12 10.60	02/11/2009 06/26/2010 01/14/2012 02/23/2014 10/16/2017

There were no exercises of stock options by the Named Executive Officers during the fiscal year ended November 29, 2008.

The following table sets forth information as of November 29, 2008 concerning pension benefits under the Supplemental Retirement Income Plan for Mr. Spilman, who is the only Named Executive Officer participating in a defined benefit pension plan.

PENSION BENEFITS

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit(1) ($)	Payments during last fiscal year ($)
Robert H. Spilman, Jr.	Supplemental Retirement Income Plan	N/A	0	0

Supplemental Retirement Income Plan

The Company has a Supplemental Retirement Income Plan (the “Supplemental Plan”) that covers one current and certain former senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the participant’s final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a Defined Benefit Plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant’s employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior-to-retirement death, which pays the beneficiary 50% of final average annual compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final 12 months’ compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement, except there is a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executive officer covered under this Supplemental Plan has waived participation in the Company’s group life insurance program.

Assuming no change in the rate of compensation for Robert H. Spilman, Jr. after November 29, 2008, it is projected that the benefit that would otherwise have been payable on retirement at age 65 to Mr. Spilman will be fully offset by the benefits calculated (using the aforementioned formula) to be payable from Company contributions to the Employee Savings/Retirement Plan. Mr. Spilman is the only named Executive Officer participating in the Supplemental Plan.

Deferred Compensation Agreement

Robert H. Spilman, Jr. has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over the four-year period from 1985 to 1989. The following table provides details for Mr. Spilman’s deferred compensation account as of November 29, 2008.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate balance at last FYE ($) (1)
Robert H. Spilman, Jr.	0	0	21,334	0	196,304

(1)

Upon Mr. Spilman’s retirement at age 65, death or disability, he would be entitled to the following annual payments for a fifteen year period: upon his retirement, $108,125; upon his death, $24,780; and upon his disability, $8,200.

Equity Compensation Plan Information

The following table provides information as of November 29, 2008 with respect to shares of Company Common Stock that may be issued under existing equity compensation plans, including the 1993 Long Term Incentive Stock Option Plan, the 1997 Stock Incentive Plan, the 1993 Stock Plan for Non-Employee Directors, the 2000 Employee Stock Purchase Plan, and the 2005 Non-Employee Directors Incentive Plan. All equity compensation plans currently in place have been approved by the stockholders.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders(1)	1,231,638	16.33	335,145	(2)
Equity Compensation Plans Not Approved by Stockholders(3)	N/A	N/A	N/A

Total	1,231,638	16.33	335,145	(2)

(1)

Includes the following plans: 1993 Long Term Incentive Stock Option Plan, 1997 Stock Incentive Plan (“Stock Incentive Plan”), 1993 Stock Plan for Non-Employee Directors, 2000 Employee Stock Purchase Plan (“2000 ESPP”) and the 2005 Non-Employee Directors Incentive Plan (“2005 Directors Plan”).

(2)	Includes shares available under the 2000 ESPP (261,071) and the 2005 Directors Plan (74,074).
(3)	There are no equity compensation plans in place not approved by stockholders.

Potential Payments Upon Termination of Employment

In January 2009, the Board of Directors adopted the Bassett Furniture Industries, Inc. Severance Program for Officers and Management Employees (the “Severance Program”). All executive officers and other management employees participate in the Severance Program. Also in January 2009, the Company entered into Employment Continuity Agreements with certain executive officers, including each of the Named Executive Officers. The Severance Program and Employment Continuity Agreements are described below.

Severance Program

Under the terms of the Severance Program, in the event that the participant’s employment is terminated by the Company for reasons other than “cause” or the participant’s death or disability, the participant will be entitled to receive:

•

a monthly cash payment equal to (A) the product of (i) the participant’s base salary, (ii) a severance multiplier and (iii) the participant’s years of service (less any other cash severance or pay in lieu of notice under any other severance program, including the Employment Continuity Agreements, or applicable law) divided by (B) the number of months in the participant’s severance period;

•	if the participant is an executive officer, a lump sum cash payment equal to the participant’s average annual performance bonus for the three fiscal years preceding the date of termination;

•

if the participant is an executive officer, the prorated portion of the participant’s actual annual performance bonus for the fiscal year in which the participant’s employment is terminated, payable in cash concurrently with the payment to other participants in the Company’s annual bonus plan;

•	continued health insurance coverage for the duration of the severance period; and

•	outplacement services for the period and up to the limits specified in the program.

The term “cause” means (i) the willful and repeated failure of the executive to perform substantially his or her duties (other than failure resulting from incapacity due to physical or mental illness), (ii) conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company, or (iii) the willful engagement in gross misconduct in violation of Company policy.

A participant’s total cash severance benefits may not exceed the maximum payout specified in the program for such participant. The following chart sets out the severance multiplier, maximum payout, severance period and outplacement period and cost limit for each category of participants:

Job Classification	Multiplier	Maximum Payout	Severance Period	Outplacement Period and Cost Limit
President/CEO	.25	2 times Base Salary + Average Bonus + Prorated Bonus	18 months	$6 months 15,000 limit

Senior Vice President	.125	1 times Base Salary + Average Bonus + Prorated Bonus	12 months	$3 months 7,500 limit

Other Executive Officers	.125	.75 times Base Salary + Average Bonus + Prorated Bonus	9 months	$3 months 7,500 limit

Non-Executive Officer	.0833	.50 times Base Salary	6 months	None

Other Management Employees	.0833	.25 times Base Salary	3 months	None

A participant’s entitlement to benefits under the Severance Program ceases upon the participant’s employment by a competitor.

Employment Continuity Agreements

Under the terms of the Employment Continuity Agreements, in the event that a “change in control” has occurred and the executive’s employment is terminated by the Company before the second anniversary thereof for reasons other than “cause,” death or disability or by the participant for “good reason” within the 90 day period following the “change in control,” the participant will be entitled to receive:

•

a lump sum cash payment equal to the product of the executive’s “required base salary” and a change in control severance multiplier (which is equal to two for the President and Chief Executive Officer and one for the other executives);

•

a lump sum cash payment equal to the executive’s most recently established target annual performance bonus plus the executive’s average annual performance bonus for the three fiscal years preceding the date of termination;

•	continued health insurance coverage for the duration of the severance period (which is 18 months for the President and Chief Executive Officer and 12 months for the other executives);

•	a lump sum cash payment equal to the present value of continued life insurance and long-term disability coverage for the duration of the severance period; and

•

outplacement services (for a period of six months and three months for the President and Chief Executive Officer and the other executives, respectively, with a cost limit of $15,000 and $7,500 for the President and Chief Executive Officer and the other executives, respectively).

The term “change in control” is defined for purposes of the Employment Continuity Agreements the same as it is under the Company’s 1997 Employee Stock Plan. Under the 1997 Employee Stock Plan, a “change in control” includes generally (i) the acquisition by an individual, an entity or a group of beneficial ownership or voting power of 30% or more of the Company’s outstanding common stock, (ii) certain changes in the constitution of the Company’s Board of Directors that have not been approved by the current Board, (iii) shareholder approval of a reorganization, merger or consolidation in which the then-current shareholders cease to own at least 75% of the then outstanding shares of common stock, (iv) shareholder approval of a complete liquidation or dissolution of the Company and (v) the sale or other disposition of all or substantially all of the assets of the Company. An executive’s “required base salary” means the higher of (i) his base salary in effect immediately prior to the change in control and (ii) his highest base salary at any point in time after the change in control. The term “good reason” means (i) a material reduction in the executive’s base salary below the required base salary, (ii) a material diminution in the executive’s authority, duties or responsibilities, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or other employee if the executive reported to the Board of Directors prior to the change in control; (iv) a material diminution in the budget over which the executive retains authority; or (v) a change at the request of the employer in the executive’s principal work location of more than 50 miles; in each case provided the executive gives notice to the employer of the existence of such condition within 30 days of its initial existence and the employer has not remedied the condition within 30 days of such notice. The term “cause” has the same meaning as under the Severance Program.

The Employment Continuity Agreements may be amended or terminated by the Board of Directors at any time, provided that the agreements cannot be terminated or amended after the occurrence of a change in control, and provided further that the agreements cannot be terminated or amended in a manner that would adversely affect the rights of participants after the Board of Directors has knowledge of a potential change in control unless and until the Board of Directors has determined that such potential change in control will not be consummated and the Board of Directors does not have knowledge of any other potential change in control.

General

Each of the Severance Program and the Employment Continuity Agreements provides for severance benefits to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary. In addition, severance benefits are subject to reduction to avoid any excise tax on excess “parachute payments” under Section 280G of the Internal Revenue Code. All employees who accept benefits under the Severance Program or the Employment Continuity Agreements will be required to sign a release of claims and will be subject to certain covenants, including a one-year non-solicitation agreement.

Potential Payments Table

The table below shows the estimated amount of payments and benefits that the Company would provide to the Named Executive Officers under the Severance Program assuming that their employment was terminated without cause as of November 29, 2008. The table also shows the estimated amount of payments and benefits that the Company would provide to the Named Executive Officer under the Employment Continuity Agreements assuming that their employment was terminated as of November 29, 2008 by the Company without cause or by the executive with good reason, in each case within the period specified in the agreements following a change in control.

	Salary Continuation		Lump Sum Cash Payment		Continuation of Health Insurance Coverage		Outplacement Services Cost Limit		Accelerated Vesting of Stock Options(1)		Total Benefits
Robert H. Spilman, Jr. Termination without cause Termination following a change in control	$ $	670,000 0	$ $	50,171 828,606	$ $	19,503 19,503	$ $	15,000 15,000	$ $	0 0	$ $	754,674 863,109

Barry C. Safrit Termination without cause Termination following a change in control	$ $	190,000 0	$ $	16,796 245,666	$ $	13,002 13,002	$ $	7,500 7,500	$ $	0 0	$ $	227,298 266,168

Jason Camp Termination without cause Termination following a change in control	$ $	75,000 0	$ $	50,000 423,111	$ $	13,002 13,002	$ $	7,500 7,500	$ $	0 0	$ $	145,502 443,613

John E. Bassett, III Termination without cause Termination following a change in control	$ $	140,000 0	$ $	10,077 178,077	$ $	13,002 13,002	$ $	7,500 7,500	$ $	0 0	$ $	170,579 198,579

Mark S. Jordan Termination without cause Termination following a change in control	$ $	139,000 0	$ $	9,559 176,525	$ $	13,002 13,002	$ $	7,500 7,500	$ $	0 0	$ $	169,061 197,027

(1)	The 1997 Employee Stock Plan provides that the vesting of all options granted under the plan will accelerate upon a “change in control”, as defined in the plan. Assuming that a change in control had occurred on November 29, 2008 (the last business day of fiscal 2008), such acceleration would have provided no value because the market price of the Company’s common stock on such date was less than the exercise prices of the unvested stock options held by the Named Executive Officers.

PROPOSAL NO. 2

ELIMINATION OF PREEMPTIVE RIGHTS OF STOCKHOLDERS

The Board of Directors has approved and recommends that the stockholders approve an amendment to the Company’s Articles of Incorporation to eliminate the preemptive rights of stockholders to acquire proportional amounts of the Company’s unissued shares upon the decision of the Board of Directors to issue them. A copy of the proposed amendment is attached as Appendix A to this Proxy Statement.

Description of Preemptive Rights

Under Virginia law, the stockholders of a corporation incorporated on or before December 31, 2005 have preemptive rights to acquire proportional amounts of a corporation’s unissued shares upon the decision of the board of directors to issue them, unless such rights are limited or denied in the corporation’s articles of incorporation. The Company was incorporated in 1930 and its Articles of Incorporation contain no limitation or denial of preemptive rights except with respect to shares of common stock that were issued under a now-expired stock plan for non-employee directors. As a result, the Company’s shareholders currently are entitled to the preemptive rights provided under Virginia law. Subject to the limitations under Virginia law, shares of common stock proposed to be issued by the Board of Directors must first be offered to the existing stockholders on a pro rata basis. Any shares not acquired by the stockholders may then be issued to any person for a period of one year for a consideration not lower than the consideration set for the exercise of the preemptive rights. Under Virginia law, there are no preemptive rights with respect to (i) shares issued to officers or employees of a corporation or of its subsidiaries pursuant to a plan approved by the stockholders or (ii) shares sold other than for money, unless in either case preemptive rights are expressly conferred in the articles of incorporation. There are no preemptive rights expressly conferred in the Company’s Articles of Incorporation.

The existence of preemptive rights means that whenever the Company intends to offer and sell shares of its stock to the public for cash, each stockholder will be entitled to purchase a number of such shares that will enable the stockholder to maintain his or her percentage of ownership upon completion of the offering. For example, if 10,000,000 shares of common stock are outstanding and a shareholder owns 100,000 shares (1% of the outstanding shares) prior to an offering, he or she would be entitled to purchase 1% of the newly offered shares. In an offering of 1,000,000 shares, this would represent an additional 10,000 shares, which would result in the stockholder owning 110,000, or 1% of the 11,000,000 shares outstanding upon the completion of the offering.

Reasons for the Amendment

The original purpose of preemptive rights was to prevent a company or a majority of its stockholders from diluting a minority stockholder’s interest without his or her consent. Such rights may still be desirable in the context of a privately-held corporation. However, in the case of a publicly-traded corporation such as the Company, a minority stockholder can prevent dilution of his or her interest in the corporation simply by purchasing more shares in the open market. Thus, preemptive rights serve little, if any, purpose in the context of a publicly-traded corporation such as Bassett.

A significant disadvantage of preemptive rights is that they limit a corporation’s flexibility in raising capital. For example, if the Company ever needed to raise capital quickly and could do so through a private offering to a relatively small number of investors, the existence of preemptive rights would prevent it from doing so. This is because the Company would need to first offer the stock to its public stockholders, which would require registration of the offering with the Securities and Exchange Commission and the preparation and distribution of a prospectus to each of its stockholders. The resulting transaction costs and delays could inhibit significantly the Company’s ability to raise the needed capital in a timely and efficient manner. Furthermore, even if the Company were otherwise planning to conduct a public offering of stock on a registered basis, the existence of preemptive rights would add to the complexity of the transaction with the potential for higher expenses and delays.

Few public companies still provide preemptive rights to their stockholders. For the reasons discussed above, the Board of Directors believes it is in the best interests of the Company to amend the Company’s Articles of Incorporation to eliminate the preemptive rights otherwise provided under Virginia law. Eliminating preemptive rights will not preclude the Company from conducting offerings to the stockholders on a pro rata basis if the Board of Directors determines that is desirable.

Recommendations

The Board of Directors recommends a vote FOR the amendment of the Company’s Articles of Incorporation to eliminate preemptive rights.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 28, 2009. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Ernst & Young LLP is considered well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Other Fees

Audit Fees. The aggregate fees billed by Ernst & Young LLP for audit services (audit of the Company’s annual financial statements, audit of internal control over the Company’s financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings) for fiscal year 2008 and fiscal year 2007 were $736,761 and $782,711 respectively.

Audit-Related Fees. There were no fees billed by Ernst & Young LLP in fiscal year 2008 and fiscal year 2007 for audit-related services not otherwise reported in the preceding paragraph.

Tax Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2008 and fiscal year 2007 for tax-related services were $356,743 and $228,626, respectively. Tax compliance services accounted for $215,283 of the fees billed in fiscal year 2008 and for $174,426 of the fees billed in fiscal year 2007. Tax-related services for fiscal year 2008 and fiscal year 2007 include state and local tax planning and consulting primarily related to a legal entity reorganization.

All Other Fees. For fiscal year 2008 and fiscal year 2007, the Company paid an additional $1,500 each year to Ernst & Young LLP for a subscription to its online accounting research tool. None of the services provided by Ernst & Young LLP consisted of financial information systems design or implementation services.

The Audit Committee considered whether, and determined that, the auditor’s provision of non-audit services was compatible with maintaining the auditor’s independence. In accordance with provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve audit and non-audit services when the Audit Committee is not in session. Any decisions by the chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services above for fiscal year 2008 were pre-approved by the full Audit Committee.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 28, 2009, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at the 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) must be received by the Company no later than November 18, 2009, in order for the proposal to be included in the proxy statement and form of proxy for the 2010 Annual Meeting. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

Other Stockholder Proposals and Nominations

The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than January 21, 2010, for nominations to be made at the 2010 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than November 12, 2009 for business to be acted upon at the 2010 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2010 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by the Company after November 12, 2009.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 29, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

Appendix A

Set forth below is the text of the proposed amendment to the Articles of Incorporation of the Company discussed in Proposal 2. The deleted article is shown by strikethrough; the new article is shown by underline.

(k)

~~The stockholders of the Corporation shall have no preemptive rights to subscribe for or acquire proportional amounts of the unissued shares of the Common Stock of the Corporation, whether now or hereafter authorized, with respect to shares of the Common Stock issued to Directors or former Directors of the Corporation pursuant to the Corporation’s 1993 Stock Plan for Non-Employee Directors, including shares of Common Stock issued pursuant to the 1993 Stock Plan for Non-Employee Directors in the event of stock dividends, stock split-ups, reorganizations, recapitalizations, combinations of shares, mergers or consolidations~~.

No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

BASSETT FURNITURE INDUSTRIES, INCORPORATED

April 21, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2009

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report

for the fiscal year ended November 29, 2008 are available at http://investors.bassettfurniture.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■	20930300000000000000 7			042109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION to eliminate preemptive rights.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Peter W. Brown, M.D. O Paul Fulton O Howard H. Haworth O George W. Henderson, III O Kristina Herbig O Dale C. Pond O Robert H. Spilman, Jr. O William C. Wampler, Jr. O William C. Warden, Jr.		3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 28, 2009.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the proposal to amend the Company’s Articles of Incorporation to eliminate preemptive rights, and FOR ratification of the selection of independent registered public accounting firm.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Please mark, sign, date and return the proxy card using the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:
■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐	¢

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Proxy Solicited by the Board of Directors for the

Annual Meeting to be held on April 21, 2009

The undersigned hereby appoints Robert H. Spilman, Jr. and Jay R. Hervey, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Stockholders of the Company to be held on April 21, 2009 at 10:00 a.m., at the Company’s headquarters, 3525 Fairystone Park Highway, Bassett, Virginia 24055, and at any adjournments or postponements thereof. The Board of Directors recommends voting FOR Item 1, FOR Item 2, and FOR Item 3.

(Continued and to be signed on the reverse side)

¢	14475	¢